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                                                                   exhibit a(4)

                      TT INTERNATIONAL U.S.A. FEEDER TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         The undersigned, being at least a majority of the Trustees of TT International U.S.A. Feeder Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.10 of the Trust's Declaration of Trust, dated as of May 26, 2000 (the "Declaration"), do hereby divide the Shares of each series of the Trust into four classes of Shares as listed below. Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Declaration.

         1. The classes of Shares of each of TT Active International Mutual Fund and TT Europe Mutual Fund are designated "Institutional Class Shares," "Class 1 Shares," "Class 2 Shares" and "Class 3 Shares."

         2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

         4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 1st day of Septemeber, 2002.


/s/ John A. Benning                       /s/ Peter O. Brown
-------------------                       ------------------
John A. Benning                           Peter O. Brown
As trustee and not individually           As trustee and not individually

/s/ Robert W. Uek                         /s/ David J.S. Burnett
 ----------------                         ----------------------
Robert W. Uek                             David J.S. Burnett
As trustee and not individually           As trustee and not individually